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Exhibit 23.1

Consent by Independent Auditors

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Employee Stock Incentive Plan and Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 of our report dated May 23, 2002 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) with respect to the consolidated financial statements of American Commerce Solutions. Inc. for the year ended February 28, 2002.

/s/Bella, Hermida, Gillman, Hancock & Mueller
Plant City, Florida
October 6, 2003

Consent of Independent Auditors

Board of Directors
American Commerce Solutions, Inc.

        We hereby consent to the incorporation by reference in this Registration Statement of American Commerce Solutions, Inc. on Form S-8 of our report dated April 11, 2003, except for the last two paragraphs of Note 14, as to which the date is May 29, 2003 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of American Commerce Solutions, Inc. for the year ended February 28, 2003 and to all references to our firm included in this Registration Statement.

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
October 3, 2003

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Consent by Independent Auditors